Exhibit 23

Consent of Independent Registered Public Accounting Firm

American Vanguard Corporation

Newport Beach, CA

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-125813, 333-102381, 333-76218 and 333-64220) of American Vanguard Corporation of our reports dated February 28, 2014, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of American Vanguard Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
Los Angeles, CA

February 28, 2014